UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33089	82-0572194
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 Park Avenue, 29th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 277-7100

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EXLS	NASDAQ

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Som Mittal

On March 1, 2024, Som Mittal, a member of the Board of Directors (the “Board”) of ExlService Holdings, Inc. (the “Company”), notified the Board that he has decided not to stand for re-election at the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”), at which time he will resign from the Board and the committees on which he currently serves. Mr. Mittal’s decision not to stand for re-election at the Annual Meeting did not arise from any disagreement with the Company, the Company’s management or the Board on any matters relating to the Company’s operations, policies or practices.

Election of Thomas Bartlett as Director

On and effective as of March 6, 2024, on recommendation of the Nominating and Governance Committee (“NGC”) of the Board, the Board has expanded the size of the Board from eight directors to nine directors and elected Thomas Bartlett to fill the new director position, to serve until his successor is duly elected and qualified or his earlier death, disability, resignation or removal. Concurrent with his election as director, Mr. Bartlett was appointed to the Board’s Audit Committee and the NGC.

Mr. Bartlett has been determined to be an independent director under rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements of The Nasdaq Stock Market LLC. There are no arrangements or understandings between Mr. Bartlett and any other persons pursuant to which he was selected as a director. Additionally, there are no transactions involving the Company and Mr. Bartlett that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Bartlett will be compensated for his service as a director consistent with the compensation provided to other non-employee directors as described in the Company’s most recent proxy statement on Schedule 14A, filed with the SEC on April 28, 2023 , except that for 2024, non-executive directors are eligible to receive $215,000 in equity valued at the time of grant. New non-employee directors who join the Board during a calendar quarter are eligible to receive the full cash fee for such calendar quarter and a pro-rated equity grant. Accordingly, on March 6, 2024, Mr. Bartlett was granted 1,973 restricted stock units pursuant to the Company’s 2018 Omnibus Incentive Plan, consistent with the previously disclosed terms of such securities granted to the Company’s non-employee directors.

Item 8.01. Other Events.

A copy of the press release announcing Mr. Bartlett’s appointment and Mr. Mittal’s retirement is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Number	Description
99.1	Press Release, dated March 7, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)

Date: March 7, 2024	By:	/s/ Ajay Ayyappan
	Name:	Ajay Ayyappan
	Title:	Executive Vice President, General Counsel and Corporate Secretary